UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
September 22, 2015

Moody National REIT I, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55200	26-1812865
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

6363 Woodway Drive, Suite 110

Houston, Texas 77057

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (713) 977-7500

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

On September 22, 2015, Moody National REIT I, Inc. (the “Company”), assigned and transferred that certain purchase agreement between the Company and Revere Hospitality, LLC (as amended, the “Purchase Agreement”) for the property commonly referred to as the Hampton Inn Boston Logan Airport (the “Hampton Inn Boston”), to Moody National Realty Company, L.P., an affiliate of the Company (the “Transferee”). In consideration of the Company’s transfer and assignment of its interest in the Purchase Agreement, the Transferee agreed to pay the Company the sum of $1,000,000.

The Hampton Inn Boston is a select-service hotel facility comprised of seven stories featuring 227 guest rooms. Located five miles from downtown Boston, the hotel benefits from consistent corporate and leisure demand throughout the year. The hotel is in close proximity to Boston Logan International Airport, which accommodated more than 31 million passengers in 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2015	MOODY NATIONAL REIT I, INC.

	By:	/s/ Brett C. Moody
Brett C. Moody Chief Executive Officer and President